UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52842	98-0466250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1200, 1000 N. West Street, Wilmington, Delaware 19801
 (Address of principal executive offices)

(302) 295-4937
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities

On December 13, 2010, we completed the sale of 200,000 shares of our common stock at a price of $1.00 per share for gross proceeds of $200,000 to an investor resident in Hong Kong that acquired the shares for investment purposes. No commissions or finder’s fees were paid in connection with the offering.

The sale of our shares was made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Rule 903 of Regulation S in an offshore transaction to a non-U.S. person, no directed selling efforts were made and offering restrictions were implemented, within the meaning of Rule 902 of Regulation S.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1    Private Placement Subscription Agreement with Alive Gold Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2010		GOLDEN CENTURY RESOURCES LIMITED

	By:	/s/David Cheng Lee
David Cheng Lee
President